Filed Pursuant to Rule 424(b)(7)
Registration No. 333-202489

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common stock, par value $1.00 per share	2,610,304	$80.25	$209,476,896	$24,278.38

(1)	Estimated solely for purposes of calculating the amount of the registration fee. In accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the common stock on July 24, 2017, as reported on the NASDAQ Global Select Market.

PROSPECTUS  SUPPLEMENT

(To Prospectus dated March 4, 2015)

2,610,304 Shares

Common Stock

This prospectus supplement relates to the potential resale from time to time by the selling stockholder identified in this prospectus supplement of some or all of 2,610,304 shares of our common stock, par value $1.00 per share, held by the selling stockholder. See “Selling Stockholder.” The registration of the offer and sale of the shares covered by this prospectus supplement does not necessarily mean that any of the securities will be offered or sold by the selling stockholder.

We will receive no proceeds from any resale of the shares of common stock by the selling stockholder.

The selling stockholder identified in this prospectus supplement (which term as used herein includes its pledgees, donees, transferees, or other successors in interest), may offer the securities from time to time as it may determine directly or through underwriters, broker-dealers or agents and in one or more public or private transactions, on or off the Nasdaq Global Select Market (“NASDAQ”), and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling stockholder will be responsible for underwriting discounts or commissions or agents’ commissions. See the sections entitled “About this Prospectus Supplement” and “Plan of Distribution” for more information.

Our common stock is listed on the NASDAQ under the symbol “IBKC”. On July 28, 2017, the last reported sale price of our common stock as reported on the NASDAQ was $80.05 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 1 of the accompanying prospectus, as well beginning on page 13 of our most recent Annual Report on Form 10-K.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus supplement is July 31, 2017.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, the selling stockholder has not, and any underwriters have not, authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the selling stockholder is not, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling stockholder and the potential sale by the selling stockholder from time to time of up to 2,610,304 shares of our common stock. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is not a prospectus for the purposes of Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) as implemented in Member States of the European Economic Area (the “Prospectus Directive”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of common stock in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus in connection with offers of such common stock. Accordingly, any person making or intending to make an offer in that Relevant Member State of common stock which is the subject to an offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. None of we, the selling stockholder, nor any underwriter has authorized, nor do we or they authorize, the making of any offer of common stock in circumstances in which an obligation arises for us or any underwriter to publish a prospectus for such offer.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all the information that may be important to you. Therefore, you should also read the more detailed information set forth in this prospectus supplement, our financial statements and documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock. See “Where You Can Find Additional Information.” Unless we indicate otherwise or the context otherwise requires, the words “we,” “our,” “us” and “Company” refer to IBERIABANK Corporation and its wholly owned subsidiaries, and the words “selling stockholder” refer to Banco de Sabadell, S.A.

IBERIABANK Corporation

Company Overview. IBERIABANK Corporation, a Louisiana corporation, is a financial holding company. We are the holding company for IBERIABANK, a Louisiana banking corporation headquartered in Lafayette, Louisiana (“IBERIABANK”); Lenders Title Company, an Arkansas-chartered title insurance and closing services agency headquartered in Little Rock, Arkansas (“Lenders Title”); IBERIA Capital Partners L.L.C., a corporate finance services firm (“ICP”); 1887 Leasing, LLC, a holding company for our aircraft; IBERIA Asset Management, Inc. (“IAM”), which provides wealth management and trust services to high net worth individuals, pension funds, corporations and trusts; 840 Denning, LLC, which invests in a commercial rental property; and IBERIA CDE, LLC (“CDE”), which invests in purchased tax credits. As of April 27, 2017, we operated 300 combined offices, including 202 bank branch offices and two loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, and South Carolina, 24 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 64 locations in 10 states. We also have eight wealth management locations in four states and one IBERIA Capital Partners L.L.C. office in New Orleans. As of March 31, 2017, we had total consolidated assets of $22.0 billion, total deposits of $17.3 billion and shareholders’ equity of $3.5 billion.

IBERIABANK offers commercial and retail banking products and services to customers throughout locations in seven states and mortgage banking products in ten states. IBERIABANK provides these products and services in Louisiana, Alabama, Florida, Arkansas, Tennessee, Georgia and Texas. These products and services include a broad array of commercial, consumer, mortgage, and private banking products and services, trust services, cash management, deposit and annuity products. Certain of our non-bank subsidiaries engage in financial services-related activities, including brokerage services, sales of variable annuities, and wealth management services. Lenders Title offers a full line of title insurance and closing services throughout Arkansas and Louisiana. ICP provides equity research, institutional sales and trading, and corporate finance services throughout the energy industry. 1887 Leasing, LLC, owns an aircraft used by management of the Company and its subsidiaries. IAM provides wealth management advisory services for commercial and private banking clients. CDE is engaged in the purchase of tax credits.

Our principal executive office is located at 200 West Congress Street, Lafayette, Louisiana, and our telephone number at that office is (337) 521-4003. Our website is located at www.iberiabank.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Sabadell Acquisition. On July 31, 2017, we completed the acquisition (the “Sabadell Acquisition”) of all of the issued and outstanding shares of common stock of Sabadell United Bank, N.A. (“Sabadell United”) from Banco de Sabadell, S.A., or the selling stockholder, pursuant to the Stock Purchase Agreement, dated as of February 28, 2017 (the “Purchase Agreement”), by and among us, the selling stockholder and Sabadell United.

We paid the selling stockholder $803,113,980 in cash and issued 2,610,304 shares of our common stock as consideration for the Sabadell Acquisition. Immediately following the Sabadell Acquisition, Sabadell United merged with and into IBERIABANK, a Louisiana banking organization and our wholly owned subsidiary, with IBERIABANK as the surviving entity.

On July 31, 2017, in connection with the closing of the Sabadell Acquisition we entered into a Registration Rights Agreement, dated as of July 31, 2017 (the “Registration Rights Agreement”), by and among us and the selling stockholder. Pursuant to the Registration Rights Agreement, we agreed to provide the selling stockholder with certain customary registration rights with respect to the shares of our common stock issued as consideration for the Sabadell Acquisition. This prospectus supplement is being filed pursuant to the Registration Rights Agreement.

A description of the Purchase Agreement is contained in our current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017 and is incorporated by reference into this prospectus supplement and the accompanying prospectus. A description of the Registration Rights Agreement is contained in our current report on Form 8-K filed with the SEC on July 31, 2017 and is incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Offering

The following summary contains summary information about the common stock and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the common stock.

Issuer	IBERIABANK Corporation, a Louisiana corporation and a financial holding company.

Common stock offered by the selling stockholder	2,610,304 shares

Common stock outstanding	53,627,608 shares (based on 51,017,304 shares of common stock outstanding as of July 27, 2017 and giving effect to the Sabadell Acquisition).

Nasdaq Global Select Market Symbol	IBKC

Use of Proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the common stock.

Unless otherwise indicated, the number of shares of our common stock presented in this prospectus supplement:

•	excludes approximately 865,527 shares issuable upon the exercise of outstanding stock options and vesting of performance restricted stock units as of June 30, 2017; and

•	excludes an estimated 2,081,303 shares reserved for issuance pursuant to future grants of awards under our stock compensation plans as of June 30, 2017.

RISK FACTORS

Investing in shares of our common stock involves significant risks, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in this prospectus supplement and the information incorporated by reference into this prospectus supplement before purchasing shares of our common stock. The risks that we have highlighted here are not the only ones that we face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. In addition, there are risks beyond our control. If any of these risks actually occurs, our business, financial condition or results of operations could be negatively affected. You should carefully consider the risks described below, the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the risk factors included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Risks Relating to the Offering and Our Common Stock

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

There can be no assurance of whether or when we may pay dividends in the future. Cash available to pay dividends to our shareholders is derived primarily, if not entirely, from dividends paid to us from our subsidiaries. Cash available to pay dividends to our shareholders is derived primarily from dividends paid to us from our subsidiary bank, IBERIABANK. The ability of our subsidiary bank to pay dividends to us as well as our ability to pay dividends to our shareholders is limited by regulatory and legal restrictions and the need to maintain sufficient consolidated capital. We may also decide to limit the payment of dividends even when we have the legal ability to pay them in order to retain earnings for use in our business. Further, any lenders making loans to us may impose financial covenants that may be more restrictive than regulatory requirements with respect to the payment of dividends.

We are prohibited from paying dividends on our common stock if the required payments on our subordinated debentures have not been made. Additionally, dividends on our common stock could be adversely impacted if dividend payments on our preferred stock have not been made.

Although we have paid cash dividends on shares of our common stock in the past, we may not pay cash dividends on shares of our common stock in the future.

Holders of shares of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such purpose. We have a history of paying dividends to our shareholders. However, future cash dividends will depend upon our results of operations, financial condition, cash requirements, the need to maintain adequate capital levels, the need to comply with safe and sound banking practices as well as meet regulatory expectations, and other factors, including the ability of our subsidiaries to make distributions to us, which ability may be restricted by statutory, contractual or other constraints. There can be no assurance that we will continue to pay dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.

The value of your investment may be subject to sudden decreases due to the volatility of the price of our common stock.

The market price of our common stock may be highly volatile and subject to wide fluctuations in response to numerous factors, including, but not limited to, the factors discussed in other risk factors and the following:

•	actual or anticipated fluctuations in our operating results;

•	changes in interest rates;

•	changes in the legal or regulatory environment in which we operate;

•	press releases, announcements or publicity relating to us or our competitors or relating to trends in our industry;

•	changes in expectations as to our future financial performance, including financial estimates or recommendations by securities analysts and investors;

•	future sales of our common stock;

•	changes in economic conditions in our marketplace, general conditions in the U.S. economy, financial markets or the banking industry; and

•	other developments affecting our competitors or us.

The trading history of our common stock is characterized by modest trading volume. Our common stock trades on the NASDAQ. During the year ended December 31, 2016, the average daily trading volume of our common stock was 351,487 shares. We cannot predict the extent to which investor interest in us will lead to a more active trading market in our common stock or how much more liquid that market might become. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of our common stock at any given time, which presence is dependent upon the individual decisions of investors, over which we have no control.

These factors may adversely affect the trading price of our common stock, regardless of our actual operating performance, and could prevent our shareholders from selling common stock at or above the public offering price. In addition, the stock markets, from time to time, experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock, regardless of our trading performance.

In the past, shareholders often have brought securities class action litigation against a company following periods of volatility in the market price of their securities. We may be the target of similar litigation in the future, which could result in substantial costs and divert management’s attention and resources.

Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets and the availability of those shares for sale could adversely affect the market price of our common stock. In addition, future issuances of equity securities, including pursuant to outstanding options, could dilute the interests of our existing stockholders, including you, and could cause the market price of our common stock to decline. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to shareholders of our common stock. Moreover, to the extent that we issue restricted stock units, phantom shares, stock appreciation rights, options or warrants to purchase our common stock in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Our common stock is subordinate to our existing and future indebtedness.

Shares of our common stock are equity interests and do not constitute indebtedness of the Company. This means that shares of the common stock rank junior to all our existing and future indebtedness and our other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. We are prohibited from paying dividends on any of our capital stock if the required payments on our subordinated debentures or preferred stock have not been made.

Our common stock is subordinate to our existing and future preferred stock.

The Company has outstanding Series B and Series C preferred stock that is senior to the common stock and could adversely affect the ability of the Company to declare or pay dividends or distributions of common stock. Under the terms of the Series B and Series C preferred stock, the Company is prohibited from paying dividends on its common stock unless all full dividends for the latest dividend period on all outstanding shares of Series B and Series C preferred stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. Furthermore, if the Company experiences a material deterioration in its financial condition, liquidity, capital, results of operations or risk profile, the Company’s regulators may not permit it to make future payments on its Series B or Series C preferred stock, thereby preventing the payment of dividends on the common stock.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by all or up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, preferred stock or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive a distribution of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into it that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often are identifiable by the use of the words “may,” “plan,” “believe,” “expect,” “intend,” “will,” “should,” “continue,” “potential,” “anticipate,” “estimate,” “predict,” “project” or similar expressions, or the negative of these terms or other comparable terminology. The Company’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Forward-looking statements represent our management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors that could cause or contribute to such differences include, but are not limited to:

•	the level of market volatility;

•	our ability to execute our growth strategy, including the availability of future bank acquisition opportunities;

•	our ability to execute on our revenue and efficiency improvement initiatives;

•	unanticipated losses related to the completion and integration of mergers and acquisitions;

•	refinements to purchase accounting adjustments for acquired businesses and assets and assumed liabilities in these transactions;

•	adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions;

•	actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows;

•	credit risk of our customers;

•	effects of low energy and commodity prices;

•	effects of residential real estate prices and levels of home sales;

•	our ability to satisfy capital and liquidity standards such as those imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and those adopted by the Basel Committee on Banking Supervision and federal banking regulators;

•	sufficiency of our allowance for loan losses;

•	changes in interest rates;

•	access to funding sources;

•	reliance on the services of executive management;

•	competition for loans, deposits and investment dollars;

•	competition from competitors with greater financial resources than the Company;

•	reputational risk and social factors;

•	changes in government regulations and legislation;

•	increases in FDIC insurance assessments;

•	geographic concentration of our markets;

•	economic or business conditions in our markets or nationally;

•	rapid changes in the financial services industry;

•	significant litigation;

•	cyber-security risks including dependence on our operational, technological, and organizational systems and infrastructure and those of third party providers of those services;

•	hurricanes and other adverse weather events; and

•	valuation of intangible assets.

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” section beginning on page S-4 of this prospectus supplement and the “Risk Factors” sections contained in our reports to the SEC that are incorporated by reference into this prospectus supplement.

The cautionary statements in this prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus supplement and the prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

USE OF PROCEEDS

This prospectus supplement relates to the securities that may be offered and sold from time to time by the selling stockholder who will receive all of the proceeds from any sale of the securities. We will not receive any of the proceeds from any sales of the securities by the selling stockholder. For more information about the selling stockholder, see “Selling Stockholder.”

PRICE RANGE OF COMMON STOCK AND DIVIDENDS DECLARED

Our common stock is listed on the NASDAQ under the symbol “IBKC”. Set forth below are the high and low closing prices for our common stock as reported by the NASDAQ for the two most recently completed fiscal years, the two most recently completed fiscal quarters and the period from July 1, 2017 through July 28, 2017 of the current fiscal quarter. Also set forth below are dividends declared per share in each of these periods:

	High	Low	Dividend Declared
2015
First Quarter	$62.85	$52.18	$0.34
Second Quarter	$68.75	$59.02	$0.34
Third Quarter	$67.90	$54.94	$0.34
Fourth Quarter	$63.80	$51.01	$0.34
2016
First Quarter	$53.61	$41.43	$0.34
Second Quarter	$63.00	$47.32	$0.34
Third Quarter	$69.55	$55.97	$0.36
Fourth Quarter	$90.10	$64.75	$0.36
2017
First Quarter	$86.30	$75.75	$0.36
Second Quarter	$83.10	$74.70	$0.36
Third Quarter (through July 28, 2017)	$82.55	$79.75	$—

On July 28, 2017, the closing price for our common stock as reported on the NASDAQ was $80.05. As of July 27, 2017, there were approximately 2,664 holders of our common stock.

The timing and amount of future dividends are at the discretion of our board of directors and will depend upon our consolidated earnings, financial condition, liquidity and capital requirements, the amount of cash dividends paid to us by our subsidiaries, applicable government regulations and policies and other factors considered relevant by our board of directors. Capital distributions, including dividends, by our subsidiaries such as IBERIABANK are subject to restrictions tied to such institution’s earnings. For a description of these restrictions, see the section of our Annual Report on Form 10-K for the year ended December 31, 2016 entitled “Supervision and Regulation,” which is incorporated by reference herein.

SELLING STOCKHOLDER

When we refer to the “selling stockholder” in this prospectus we mean the stockholder listed in the table below and its pledgees, donees, transferees or other successors in interest. The selling stockholder may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus supplement. The selling stockholder listed in the table below acquired such shares of our common stock in connection with the Sabadell Acquisition.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The percentage of shares beneficially owned prior to the offering is based on 53,627,608 shares of our common stock outstanding as of July 27, 2017, giving effect to the Sabadell Acquisition.

Other than as described in this prospectus supplement under “Prospectus Supplement Summary—Recent Developments,” the selling stockholder listed below does not have, nor within the past three years has had, any material relationship with us or any of our affiliates.

The selling stockholder is not a broker-dealer registered under Section 15 of the Exchange Act. The selling stockholder has indicated that one of its affiliates is a broker-dealer registered under Section 15 of the Exchange Act but that such affiliate is not required to be named as an underwriter in this prospectus supplement.

We do not know when or in what amounts the selling stockholder may offer securities for sale, if at all. It is possible that the selling stockholder will not sell any or all of the shares offered under this prospectus supplement. Because the selling stockholder may offer all or some of the securities pursuant to this prospectus supplement, and because we are unaware of any agreements, arrangements or understanding with respect to the sale of any such securities, we cannot estimate the number of securities that will be held by the selling stockholder after the completion of this offering. Solely for purposes of the table below, we have assumed that the selling stockholder will sell all of the securities held by it and therefore would hold no securities following the offering and hold zero percentage of the securities following the offering.

Information about the selling stockholder and certain transferees may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Owned After the Offering
Selling Stockholder	Shares	Percent		Shares	Percent
Banco de Sabadell, S.A.	2,610,304	4.9%	2,610,304	—	—

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied (generally by providing an Internal Revenue Service (“IRS”) Form W-8ECI). Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with an IRS Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussions of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a

30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Federal Estate Tax

Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock and, for a disposition of our common stock occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the securities’ principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through an underwritten offering;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with Supplementary Material .01 to FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Pursuant to the Registration Rights Agreement, we have agreed to pay a portion of certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Pursuant to the Registration Rights Agreement, we have agreed to keep this prospectus effective until the date that is six months after the closing date of the Sabadell Acquisition. The securities covered hereby will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We cannot assure you that the selling stockholder will sell all or any portion of the securities offered hereby.

We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s website at www.sec.gov and our website described below.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s and our websites.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporated by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”);

•	those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2017, that are incorporated by reference into the 2016 Form 10-K;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017;

•	our Current Reports on Form 8-K dated February 28, 2017, March 2, 2017 and July 31, 2017; and

•	the description of our common stock, which is registered under Section 12 of the Exchange Act, contained in our registration statement on Form 8-A, filed on March 28, 1995.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

AVAILABLE INFORMATION

Our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments thereto, are available on our website as soon as reasonably practicable after the reports are filed with or furnished to the SEC. Copies can be obtained free of charge in the “Investor Relations” section of our website at www.iberiabank.com. Our SEC filings are also available through the SEC’s website at www.sec.gov. Copies of these filings are also available by writing the Company at the following address:

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

Attention: Robert B. Worley, Jr., Secretary

(337) 521-4003

The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon by Jones Walker LLP, Washington, D.C.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2016 included in our Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock

Serial Preferred Stock

Depositary Shares

Rights

Warrants

Units

The securities listed above may be offered and sold by us and/or by one or more selling security holders to be identified in the future. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any shares of securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. See “About This Prospectus.”

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IBKC”.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors ” in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency.

The date of this prospectus is March 4, 2015.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or delayed offering process. By using a shelf registration statement, we may, from time to time, sell any or all of these securities or any combination of rights, units, warrants, preferred stock, depositary shares and common stock, in one or more offerings. The preferred stock, warrants, and rights may be convertible into or exercisable or exchangeable for our common or preferred stock or our other securities or debt or equity securities of one or more other entities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of these securities we will provide a prospectus supplement that contains specific information about the terms of that offering. The supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s internet website at http://www.sec.gov or at its office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.

When used in this prospectus, the terms “IBERIABANK Corporation,” “we,” “our” and “us” refer to IBERIABANK Corporation and its consolidated subsidiaries, including IBERIABANK, unless otherwise specified or the context otherwise requires.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not known to us at this time or that we currently deem immaterial may also materially and adversely affect our business operations and prospects.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov and our website described below.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s and our internet websites.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus and a prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporated by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

•	Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 2, 2015 (File No. 000-25756);

•	Current Reports on Form 8-K filed on January 28, 2015, January 29, 2015, February 2, 2015, February 26, 2015 and March 2, 2015, except to the extent any such information is deemed furnished;

•	Definitive Proxy Statement on Schedule 14A, filed on February 27, 2015; and

•	The description of IBERIABANK Corporation’s common stock contained in our Registration Statement on Form 8-A, filed on March 28, 1995, and any amendment or report filed for the purpose of updating this description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Documents incorporated by reference are available from IBERIABANK Corporation, without charge, excluding all exhibits other than exhibits that have been specifically incorporated by reference into this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

Attention: Robert B. Worley, Jr., Secretary

(337) 521-4003

www.iberiabank.com (“Investor Relations” tab)

The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any prospectus supplement.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus, the documents incorporated by reference into it, and any prospectus supplements that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often are identifiable by the use of the words “estimate,” “goal,” “assess,” “project,” “pro forma,” “believe,” “intend,” “plan,” “anticipate,” “expect,” “target,” “objective,” “assumption,” and similar words.

These forward-looking statements include:

•	statements of our goals, intentions, and expectations;

•	estimates of risks and of future costs and benefits;

•	expectations regarding our future financial performance;

•	assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;

•	assessments of liquidity, off-balance sheet risk, and interest rate risk;

•	statements of our ability to achieve financial and other goals; and

•	statements related to expected returns and other benefits of the mergers.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations and accounting principles; and a variety of other matters. These other matters include, among other things, the direct and indirect effects of the subprime, consumer lending and credit market issues on interest rates, credit quality, loan demand, liquidity, monetary and supervisory policies of banking regulators, legislative and regulatory proposals and changes, and risks related to our operational, technological and organizational infrastructure. Because of these uncertainties, actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past growth and performance do not necessarily indicate our future results. For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” sections contained in our reports to the SEC.

The cautionary statements in this prospectus, any accompanying prospectus supplement, and any documents incorporated by reference also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus or any prospectus supplement, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

OUR COMPANY

IBERIABANK Corporation, a Louisiana corporation, is a financial holding company with 294 combined locations, including 202 bank branch offices in Louisiana, Arkansas, Florida, Alabama, Tennessee, and Texas, 23 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 57 locations in 10 states. As of December 31, 2014, we had consolidated assets of $15.8 billion, total deposits of $12.5 billion and shareholders’ equity of $1.9 billion.

Our principal executive office is located at 200 West Congress Street, Lafayette, Louisiana, and our telephone number at that office is (337) 521-4003. Our website is located at www.iberiabank.com.

We are the holding company for IBERIABANK, a Louisiana banking corporation headquartered in Lafayette, Louisiana; Lenders Title Company, a title insurance and closing services agency; IBERIA Capital Partners L.L.C., a corporate finance services firm; IB Aircraft Holdings, LLC, a holding company for our fractional investment in an aircraft, 1887 Leasing, LLC, a holding company for our investment in a separate aircraft, IBERIA Asset Management, Inc., which provides wealth management and trust services to high net worth individuals, pension funds, corporations and trusts; and IBERIA CDE, L.L.C., which invests in purchased tax credits.

IBERIABANK offers traditional commercial bank products and services to our clients. These products and services include a broad array of commercial, consumer, mortgage, and private banking products and services, cash management, deposit and annuity products and investment brokerage services. Certain of our non-bank subsidiaries engage in financial services-related activities, including brokerage services, sales of variable annuities, life, health, dental and accident insurance products, and wealth management services.

IBERIABANK Mortgage Company, a wholly-owned subsidiary of IBERIABANK, offers one-to-four family residential mortgage loans in Louisiana, Arkansas, Alabama, Tennessee, Mississippi,Texas, Missouri, Georgia, Florida and Idaho.

USE OF PROCEEDS

We intend to use the net proceeds from sales of our securities as set forth in the applicable prospectus supplement or pricing supplement relating to a specific issuance of securities. Our general corporate purposes may include:

•	financing possible acquisitions of failed institutions from the Federal Deposit Insurance Corporation;

•	financing possible acquisitions of other financial institutions in negotiated transactions;

•	financing acquisitions of branches from other financial institutions in negotiated transactions;

•	financing acquisitions of other businesses that are related to banking, or diversification into other banking-related businesses;

•	extending credit to, or funding investments in, our subsidiaries;

•	repurchasing our outstanding capital stock; and

•	repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise. We intend to use the net proceeds from sales of the securities in the manner and for the purpose set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

Our consolidated ratio of earnings to fixed charges and preference dividends for each of the five fiscal years ended December 31, 2014, are as follows:

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges and preferred dividends:
Including interest on deposits	4.14	2.72	2.65	1.86	1.60
Excluding interest on deposits	13.07	8.29	8.45	7.12	4.62

For purposes of calculating the ratios, earnings are the sum of:

•	income before tax expense; and

•	fixed charges.

For purposes of calculating the ratios, fixed charges are the sum of:

•	interest and debt expenses, including interest on deposits, and, in the second alternative shown above, excluding interest on deposits; and

•	that portion of net rental expense deemed to be the equivalent to interest on long-term debt.

We had no shares of preferred stock outstanding on December 31, 2014. No shares of preferred stock are currently outstanding.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary is a description of the material terms of IBERIABANK Corporation’s capital stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Louisiana Business Corporation Act, or the LBCA, and the articles of incorporation and bylaws of IBERIABANK Corporation, each as amended. You are urged to read those documents carefully. Copies of the articles of incorporation of IBERIABANK Corporation and the bylaws of IBERIABANK Corporation are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 1.

Authorized Capitalization

As of the date of this prospectus, our authorized capital stock consists of:

•	50,000,000 shares of common stock, par value $1.00 per share; and

•	5,000,000 shares of serial preferred stock, par value $1.00 per share.

Our Board of Directors has called a Special Meeting of Shareholders to be held on March 31, 2015, to consider and vote upon an amendment to our articles of incorporation to increase our authorized common stock to 100,000,000 shares.

As of February 20, 2015, there were 33,560,780 shares of our common stock outstanding and approximately 2,299 holders of record of our common stock. As of that date, no shares of our preferred stock were outstanding.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors. In such event, the holders of the remaining shares of common stock would not be able to elect any directors.

Dividend Rights. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. In addition, the terms of the Company’s outstanding junior subordinated debt securities prohibit it from declaring or paying any dividends or distributions on outstanding capital stock, or purchasing, acquiring or making a liquidation on such stock, if the Company has elected to defer interest payments on such debt.

Liquidation Rights. Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, holders of our common stock would be entitled to receive ratably assets available for distribution to shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.

Other Matters. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock, including the shares of common stock offered in this offering, are fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by shareholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board may increase or decrease, except where otherwise provided in the preferred stock designation, and not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price(s), if any, for shares of the series;

•	the terms and amounts of any sinking fund relating to the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, and, if so, the specification of the other class or series or other security, the conversion price(s) or rate(s), any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which a conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting right, if any, of the holders of the series.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain provisions that may have an anti-takeover effect.

Classified Board of Directors

Our articles of incorporation provide that our board of directors is divided into three classes of directors, with the three classes to be as nearly equal in number as possible. The members of each class serve for a three-year term. As a result, approximately one-third of our board of directors are elected each year.

Removal of Directors; Vacancies

Our articles of incorporation provide that directors may be removed without cause but only upon the affirmative vote of not less than 75% of the total votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for that purpose, and may be removed with cause by an affirmative vote of not less than a majority of the total votes eligible to be cast by shareholders. In addition, our articles of incorporation provide that any vacancies on our board of directors shall be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our articles of incorporation provide that a shareholder seeking to bring business before an annual meeting of shareholders or nominate candidate(s) for election as director must provide timely notice of the proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 60 days prior to the first anniversary of the previous year’s annual meeting. Our articles of incorporation also specify requirements as to the form and content of a shareholder’s notice.

No Cumulative Voting

Our articles of incorporation provide that our shareholders are not entitled to the right to cumulate votes in the election of directors.

Amendment of Articles of Incorporation and Bylaws

No amendment to our articles of incorporation may be made unless it is first approved by a majority of the board of directors and thereafter by the holders of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding, as may be required by the provisions thereof. The affirmative vote of the holders of at least 75% of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding and as may be required by the provisions thereof, is required to amend charter provisions relating to the number, nomination, election and removal of directors, preemptive rights, personal liability, indemnification, advancement of expenses and other rights of officers, directors, employees and agents; meetings of shareholders and shareholder proposals; and amendment of the articles and bylaws.

Our articles of incorporation provide that the board of directors or shareholders may amend the bylaws. Action by the board requires the affirmative vote of a majority of the directors then in office. Action by the shareholders requires the affirmative vote of a majority of the shares, as well as any additional vote of preferred stock, if then issued and outstanding; provided that the affirmative vote of 75% of the shares is required to amend bylaws relating to meetings of the board of directors.

Authorized but Unissued Capital Stock

Generally, the LBCA does not require shareholder approval for an issuance of authorized shares. However, the LBCA does require shareholder approval of non-cash share issuances in excess of 20% of a corporation’s total voting power on a pre-transaction basis. In addition, the listing requirements of the NASDAQ Stock Market, which would apply so long as our common stock were listed on such Market, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock, but not a public offering of common stock for cash.

These additional shares may be used for a variety of corporate purposes, including future public or private offerings, to raise additional capital or to facilitate acquisitions.

The Board of Directors represents that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Subject to these limitations, the Board of Directors may issue preferred stock in connection with capital raising transactions, acquisitions, and joint ventures and for other corporate purposes that may have the effect of making such an acquisition more difficult or costly, as could also be the case if the Board of Directors were to issue additional shares of common stock. This representation is part of our Corporate Governance Guidelines, a link to which is in the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “IBKC”.

DESCRIPTION OF OTHER SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our depositary shares, rights, warrants, and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update, or change the terms and conditions of the securities as described in this prospectus.

Depositary Shares

In this section, we describe the general terms and provisions of the depositary shares that we may offer. This summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to any particular series of depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may offer depositary shares representing receipts for fractional interests in serial preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in serial preferred stock and would be represented by a depositary receipt.

The serial preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of serial preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the serial preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable depositary agreement, the applicable prospectus supplement and any other offering material in their entirety.

Rights

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

Warrants

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms. If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;

•	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of commons tock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

Units

In this section, we describe the general terms and provisions of the units that we may offer. We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement and unit certificate if we offer units, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

The following sets forth a general summary of the plan of distribution for securities we may offer. The applicable prospectus supplement may update and supersede this summary.

We or any selling security holders identified in the applicable prospectus supplement may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including;

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwrites may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities offered from time to time under this prospectus will be passed upon by Jones Walker LLP, Washington, D.C. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of IBERIABANK Corporation appearing in IBERIABANK Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of IBERIABANK Corporation’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

2,610,304 Shares

Common Stock

PROSPECTUS    SUPPLEMENT

July 31, 2017